                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 29, 1998


                           STELLEX INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)


         333-41939                                      13-3971931
 (Commission File Number)                    (IRS Employer Identification No.)


         1430 Broadway, 13th Floor
              New York, New York                          10018
(Address of Principal Executive Offices)                (Zip Code)


                                (212) 391-1392
             (Registrant's Telephone Number, Including Area Code)

Item 2.  Acquisition or Disposition of Assets.

         On May 29, 1998, Stellex Industries, Inc. (the "Company") acquired Monitor Aerospace Corporation ("Monitor"), a leading aerospace subcontractor engaged in the manufacture and assembly of precision-machined structural aircraft components and assemblies for tolerance-critical applications, located in Amityville, New York. The Company's acquisition of Monitor (the "Monitor Acquisition") was effected pursuant to the Agreement and Plan of Merger dated as of April 28, 1998, by and among Stellex Aerospace Holdings, Inc., a subsidiary of the Company ("Holdings"), Soze Corp., a wholly-owned subsidiary of Holdings, and Monitor.

         The aggregate net purchase price for the Monitor Acquisition, determined through negotiations between the Company and Monitor, was $95.0 million, including the assumption of approximately $26.5 million of debt and excluding fees and expenses of approximately $5.9 million. The Monitor Acquisition was financed through (i) drawings of $95.7 million under the Amended and Restated Credit Agreement dated as of May 29, 1998 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among the Company, the financial institutions from time to time party thereto, Societe Generale, as Administrative Agent, and First Union Commercial Corporation, as Collateral Agent, and (ii) Monitor's issuance of a promissory note to certain of the sellers in the principal amount of $5,180,000. Borrowings under the Credit Agreement were comprised of term loans in an aggregate principal amount of $90.0 million and revolving loans of $17.3 million, of which $11.6 million was drawn to refinance the existing Company revolver and near term working capital requirements.

         In connection with the Monitor Acquisition, the Company amended and restated the Credit Agreement to, among other things, increase the maximum borrowing availability of the revolving loan facility thereunder by $10 million to $35 million and modify certain covenants. The Credit Agreement is comprised of a $115.0 million term loan facility, of which $25 million remains undrawn, and a $35.0 million revolving loan facility. The term loan facility includes a $30 million tranche having a scheduled final maturity of December 31, 2003, and a $60.0 million tranche having a scheduled final maturity of December 31, 2005. The revolving loan facility has a scheduled maturity of December 31, 2003.

Item 7.  Financial Statements and Exhibits.


         (a)      Financial Statements of Business Acquired.

                  At the time of the filing of this Report, it is impracticable to provide the financial statements required by Item 7 of Form 8-K. The required financial statements will be filed by the Registrant, under cover of Form 8-K/A, as soon as practicable, but not later than August 14, 1998.


         (b)      Pro Forma Financial Information.

                           Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1997 and for the Three Months Ended March 31, 1998

                           Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998



         (c)      Exhibits.

                   2.1 Agreement and Plan of Merger dated as of April 28, 1998, by and among Stellex Aerospace Holdings, Inc., Soze Corp. and Monitor Aerospace Corporation.

                  10.1 Amended and Restated Credit Agreement dated as of May 29, 1998 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among the Company, the financial institutions from time to time party thereto, Societe Generale and First Union Commercial Corporation.

                  99.1 Press Release, dated June 3, 1998, announcing acquisition of Monitor Aerospace Corporation.

                 CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The following consolidated pro forma financial information (the "Pro Forma Financial Information") have been derived by the application of pro forma adjustments to the Consolidated Historical Financial Statements of Monitor referenced as part of this item and the Company's historical and pro forma financial information previously filed on Forms 10-K and 10-Q dated December 31, 1997 and March 31, 1998, respectively, and Form S-4 dated January 29, 1998. Monitor Aerospace Corporation ("Monitor") has a fiscal year end as of May 31 which differs from that of the Company's. For purposes of the Pro Forma Financial Information, the year ended December 31, 1997 results incorporate the nine month audited results ended February 28, 1998 added to the three month unaudited results ended May 31, 1997 for Monitor. In addition, the three months ended March 31, 1998 pro forma results incorporate the three month results ended February 28, 1998 for Monitor. The pro forma statements of operations give effect to the Monitor Acquisition as if it were consummated on January 1, 1997. The pro forma balance sheet gives effect to the Monitor Acquisition as if it had occurred on March 31, 1998 (however, the audited balance sheet as of February 28, 1998 for Monitor was utilized in this circumstance). The pro forma adjustments are described in the accompanying notes. The Pro Forma Financial Information should not be considered indicative of actual results that would have been achieved had the Monitor Acquisition been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period. The Pro Forma Financial Information should be read in conjunction with the Historical Financial Statements and the notes thereto referred to in this item and in the Company's previously filed Forms 10-K, 10-Q and S-4 as referenced earlier.

The pro forma adjustments were applied to the respective Historical Financial Statements to reflect the new capitalization of the Company and to account for the Monitor Acquisition as a purchase. Under purchase accounting, the respective purchase cost will be allocated to the acquired assets and liabilities based on their fair values as of the closing date, based on valuations and other studies which are not yet complete. The Company, however, does not expect that the effects of the final allocation will differ materially from those set forth herein.

                           STELLEX INDUSTRIES, INC.
                CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

                               Pro Forma
                                Stellex
                               Industries      Monitor         Monitor
                                For Year   For Nine Months     For Three
                                 Ended          Ended        Months Ended                          Pro Forma
                              December 31,   February 28,       May 31,        Pro Forma            Stellex
                                  1997           1998            1997         Adjustments          Industries
                              -------------------------------------------------------------------------------
Net sales                      $ 120,532       $  62,157       $  18,278                -           $ 200,967
Cost of sales                     87,576          50,386          14,483                -             152,445
                               ---------       ---------       ---------        ---------           ---------

Gross profit                      32,956          11,771           3,795                -              48,522
Selling, general & admin          16,568           5,859           2,054        $  (4,110) (a)         20,371
Amort of intangibles               2,862               -               -            2,571  (b)          5,433
                               ---------       ---------       ---------        ---------           ---------

Operating income                  13,526           5,912           1,741            1,539              22,718

Interest expense                  10,896           2,133             816            5,890  (c)         19,735
Other expense (income)                35               -            (142)             142  (d)             35
                               ---------       ---------       ---------        ---------           ---------

Income (loss) before tax           2,595           3,779           1,067           (4,493)              2,948
Provision (benefit) for
taxes                              1,038           1,484             287           (1,164) (e)          1,645
                               ---------       ---------       ---------        ---------           ---------
Net income (loss)              $   1,557       $   2,295       $     780        $  (3,329)          $   1,303
                               =========       =========       =========        =========           =========

Depreciation and amortization                                                                       $  14,698
EBITDA (f)                                                                                          $  37,381
Adjusted EBITDA (f)                                                                                 $  38,360


                       THREE MONTHS ENDED MARCH 31, 1998
                            (DOLLARS IN THOUSANDS)

                                                   Monitor For
                                                  Three Months
                                     Stellex          Ended                          Pro Forma
                                   Industries      February 28,   Pro Forma           Stellex
                                   Historical          1998       Ajustments         Industries
                                 --------------------------------------------------------------
Net sales                           $ 27,899        $ 22,289              -           $ 50,188
Cost of sales                         21,951          18,732              -             40,683
                                    --------        --------       --------           --------
Gross profit                           5,948           3,557              -              9,505
Selling, general & admin               5,068           2,509       $ (1,693)  (a)        5,884
Amort of intangibles                     642               -            643   (b)        1,285
                                    --------        --------       --------           --------

Operating income                         238           1,048          1,050              2,336
Interest expense                       2,770             717          1,493   (c)        4,980
Minority interest                          -               -              -                  -
Other                                     31               -              -                 31
                                    --------        --------       --------           --------
Income (loss) before tax              (2,563)            331           (443)            (2,675)
Provision (benefit) for taxes           (772)            133            639   (e)            -
                                    --------        --------       --------           --------

Net income (loss)                   $ (1,791)       $    198       $ (1,082)          $ (2,675)
                                    ========        ========       ========           ========
Depreciation and amortization                                                         $  3,648
EBITDA (f)                                                                            $  7,725
Adjusted EBITDA (f)                                                                   $  8,704

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) The pro forma adjustment to selling, general and administrative expenses includes the following (in thousands):

                                                           Year Ended      Three Months Ended
                                                       December 31, 1997      March 31, 1998
                                                       -----------------   ------------------
Elimination of stock compensation charge under a         $        (629)       $        (520)
       restricted stock award plan
Elimination of post-retirement benefit obligations                (290)                (260)
Elimination of owners expenses                                  (3,788)                (949)
Elimination of Acquisition-related expense                        (153)                (153)
Additional charges related to a new management
       services agreement                                          750                  189
                                                         -------------        -------------
                                                         $      (4,110)       $      (1,693)
                                                         =============        =============

(b) The pro forma adjustment to amortization of intangibles represents the amortization of goodwill (30 year life) and other identifiable intangible assets (up to 10 year life).

(c) The pro forma adjustment to interest expense and amortization of deferred financing costs reflects the following (in thousands):

                                                                       Year Ended       Three Months Ended
                                                                   December 31, 1997      March 31, 1998
                                                                   -----------------    ------------------
Elimination of existing Monitor interest expense                     $      (2,949)       $        (717)
Interest expense on an estimated average incremental borrowing
       under the Revolving Credit Facility of $5 million                       400                  100
Interest expense on the A - tranche of the Term Loan Facility                2,280                  570
Interest expense on the B - tranche of the Term Loan Facility                5,075                1,269
Interest expense on the Seller Note                                            414                  104
Deferred financing cost amortization                                           670                  167
                                                                     -------------        -------------
                                                                     $       5,890        $       1,493
                                                                     =============        =============

(d) The pro forma adjustment reflects the elimination of a non-cash adjustment to other income relating to a defined benefit plan which was terminated as a direct result of the Acquisition.

(e) The pro forma adjustment reflects the effect of the Acquisition on the provision for income taxes. The tax benefit for the pro forma three month period ended March 31, 1998 is limited due to certain permanent tax differences relating to the basis in property, plant and equipment and intangibles.

(f) EBITDA represents income (loss) before income taxes plus interest expense, depreciation and amortization less interest income. EBITDA for the pro forma three months ended March 31, 1998 excludes certain non-cash compensation expense totaling $715,000 associated with a put arrangement with the management owners of KII Holdings, and amortization expense totaling $1,057,000 included in cost of sales relating to an acquisition accounting adjustment for Stellex Microwave to fair value inventory. Adjusted EBITDA for the pro forma year ended December 31, 1997 and three months ended March 31, 1998 excludes certain non-cash charges included in cost of sales for Monitor for the write-off of excess inventory totaling $979,000. The definition of EBITDA as used herein differs in certain respects from the definition of such term in the Registrant's Indenture. See "Description of Notes--Certain Definitions" in Form S-4 filed on January 29, 1998. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Since all companies and analysts do not necessarily calculate EBITDA in the same fashion, EBITDA as presented in this Prospectus may not be comparable to similarly titled measures reported by other companies. Funds depicted by EBITDA are generally not presently available for management's discretionary use due primarily to legal and functional requirements to conserve funds for capital replacement or expansion, debt service and other commitments and uncertainties.

                           STELLEX INDUSTRIES, INC.
                     CONSOLIDATED PRO FORMA BALANCE SHEET
                                MARCH 31, 1998
                            (DOLLARS IN THOUSANDS)

                                                               Monitor as of                          Pro Forma
                                                 Stellex        February 28,       Pro Forma           Stellex
                                                Industries          1998          Adjustments         Industries
                                                ----------------------------------------------------------------
Assets:
Cash                                             $   3,193        $     271        $       -           $   3,464
Accounts receivable, net                            17,767           14,065                -              31,832
Inventory                                           26,996           30,313            1,800  (a)         59,109
Prepaid expenses                                       788            1,794                -               2,582
Deferred taxes                                       3,155                -                -               3,155
                                                 ---------        ---------        ---------           ---------
                                                    51,899           46,443            1,800             100,142

Property, plant and equipment                       31,499           14,441           15,000  (a)         60,940
Goodwill and other identified intangibles           54,493                -           43,123  (a)         97,616
Deferred financing costs                             5,221                -            4,425  (a)          9,646
Other assets                                         1,597            1,353                -               2,950
                                                 ---------        ---------        ---------           ---------
       Total assets                              $ 144,709        $  62,237        $  64,348           $ 271,294
                                                 =========        =========        =========           =========

Liabilities and Stockholders' Equity:
Accounts payable                                 $   5,467        $   7,705        $       -           $  13,172
Accrued liabilities                                 14,099            6,130           (1,196)  (a)        19,033
Current portion of long term debt                      137            3,536           (3,536)  (a)           137
                                                 ---------        ---------        ---------           ---------
                                                    19,703           17,371           (4,732)             32,342

Revolving Credit Agreement                           7,500                -            5,720   (b)        13,220
Term Loan Facility - A tranche                           -                -           30,000   (b)        30,000
Term Loan Facility - B tranche                           -                -           60,000   (b)        60,000
Existing term loan facility                              -           27,813          (27,813)  (a)             -
Senior Subordinated Notes                          100,000                -                -             100,000
Other long term obligations                          6,405              248            5,180   (b)        11,833
Deferred taxes                                       2,500            3,547           10,251   (a)        16,298
Minority interest in KII Holdings                    1,794                -                -               1,794
                                                 ---------        ---------        ---------           ---------
       Total liabilities                           137,902           48,979           78,606             265,487

Preferred stock                                     11,450                -                -              11,450
Common stock                                            50              149             (149)                 50
Additional paid-in-capital                               -            3,092           (3,092)                  -
Accumulated deficit                                 (4,693)          10,017          (11,017)  (a)        (5,693)
                                                 ---------        ---------        ---------           ---------
                                                     6,807           13,258          (14,258)              5,807

Total liabilities and stockholders' equity       $ 144,709        $  62,237        $  64,348           $ 271,294
                                                 =========        =========        =========           =========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) The acquisition of Monitor will be accounted for as a purchase applying the provisions of Accounting Principles Board Opinion No. 16 ("APB 16"). The respective purchase cost will be allocated to acquired assets and liabilities based on their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. However, the Company's management believes that the effects of the final allocation will not differ materially from those set forth herein. The purchase cost and preliminary allocation of the excess of cost over the net book value of assets acquired is as follows (in thousands):

               Purchase Cost:

               Merger consideration for stock of Monitor                          $     95,000
               Fees and expenses                                                         5,900
                                                                                  ------------
                      Total purchase cost                                              100,900

               Pro forma book value of stock acquired:
               Book value of Monitor per historical financial statements                13,258
               Debt not assumed (current portion - $3,536,
                      long term - $27,813)                                              31,349
                                                                                  ------------
               Total pro forma book value of stock acquired                             44,607

               Excess of purchase cost over net book value of shares acquired           56,293

               Allocated to:

               Property, plant and equipment                                           (15,000)
               Inventory (recognition of manufacturer's profit)                         (1,800)
               Identifiable intangibles                                                 (5,000)
               Elimination of current taxes payable                                     (1,196)
               Deferred financing costs                                                 (4,425)
               Investment banking fees to an affiliate                                  (1,000)
               Establishment of additional deferred taxes                               10,251
                                                                                  ------------

               Remaining of excess of purchase cost over net assets acquired      $     38,123
                                                                                  ============

(b) Reflects the Acquisition capitalization ( the existing revolving credit facility was refinanced as part of the Acquisition financing and is shown net of borrowings under the new revolving credit facility).

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            STELLEX INDUSTRIES, INC.


Date:  June 15, 1998                        By:     /s/ William L. Remley
                                                ------------------------------
                                                     William L. Remley
                                                        President and
                                                   Chief Executive Officer

                                 EXHIBIT INDEX


         2.1 Agreement and Plan of Merger dated as of April 28, 1998, by and among Stellex Aerospace Holdings, Inc., Soze Corp. and Monitor Aerospace Corporation.

        10.1 Amended and Restated Credit Agreement dated as of May 29, 1998 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among the Company, the financial institutions from time to time party thereto, Societe Generale and First Union Commercial Corporation.

        99.1 Press Release, dated June 3, 1998, announcing acquisition of Monitor Aerospace Corporation.